Exhibit 99.1

Kathryn H. Shirley EVP-CAO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES

RESIGNATION OF CHIEF FINANCIAL OFFICER

DeRidder, LA – November 3, 2025 - AMERISAFE, Inc. (Nasdaq: AMSF) (the “Company”), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced that Anastasios Omiridis, the Company’s Executive Vice President and Chief Financial Officer has notified the Company of his intent to resign, effective November 30, 2025, to pursue another opportunity. Mr. Omiridis will continue to serve in his role as Executive Vice President and Chief Financial Officer until November 30, 2025, the effective time of his resignation. The Company plans to launch an executive search for a new Executive Vice President and Chief Financial Officer.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.